AMENDED CONSENT OF BOARD OF DIRECTORS IN LIEU OF MEETING

(ELITESOFT GLOBAL, INC.)

NOW COMES the Board of Directors for EliteSoft Global, Inc., a Delaware corporation (the “Company”), and pursuant to Article IV, Section 5 of its Bylaws consents to the following action in lieu of a meeting:

WHEREAS, the Company is in receipt of Finny Chu’s resignation letter. Ms. Chu served as the Company’s Assistant Secretary. Ms. Chu was responsible for payment to vendors and had general control over the Company’s financial accounts;

WHEREAS, the Board of Directors wishes to create the position of Chief Operating Officer pursuant to Article V, Section 1 of the Bylaws, which will be the position that takes over the tasks and operations for which Ms. Chu was responsible;

WHEREAS, the Board of Directors unanimously approve of the appointment of Kah Tan a/k/a Kai Tan (“Kai Tan”) as Chief Operating Officer and Secretary;

WHEREAS, the Board of Directors has agreed to indemnify and hold Ms. Chu harmless from transferring the funds in the business account to Chase Bank in Bremerton, Oregon, and for any and all actual or threatened actions during her tenure as Assistant Secretary, unless such actions are based on gross negligence or intentional wrongdoing resulting in actual damages to the Company. The Board of Directors has also agreed that Cornelius Ee, as Chairman of the Board, Chief Executive Officer and President shall negotiate any payments to Ms. Chu for services rendered as Assistant Secretary;

NOW THEREFORE, the Board of Directors enters the following consent resolutions:

RESOLVED, the Board of Directors accepts Ms. Chu’s resignation.

RESOLVED, the Board of Directors adopts the positions of “Chief Operating Officer” and “Secretary.”

RESOLVED that the Chief Operating Officer shall report directly to the Chief Executive Officer.

RESOLVED, the Chief Operating Officer and Secretary (or the Chief Executive Officer) has authority to transact banking business at such banks as he/she may from time to time determine. To the extent the Chief Operating Officer/Secretary opens a banking business account, he/she shall provide all access information to the Chief Executive Officer and Chief Financial Officer so they may have online access to the account. The Chief Operating Officer/Secretary and/or Chief Executive Officer are authorized to execute and deliver to such banks their customary form of corporate resolutions applicable to any such accounts and to attach copies of such resolutions to these consent resolutions, which adopted in the same manner and with the same effect as if set out in full. Such resolutions are in full force and effect and binding on the Company until they have been rescinded and written notice of such rescission has been delivered to such bank.

RESOLVED, the Board of Directors appoints Mr. Kai Tan as Chief Operating Officer and Secretary of the Company pursuant to the Company’s Bylaws, provided he executes a Bad Actor Disqualification Statement.

RESOLVED, Ms. Chu shall rely on these consent resolutions in transferring corporate funds and other accounts at the direction of the Chief Operating Office and Secretary of the Company.

RESOLVED, the Company agrees to indemnify and hold Ms. Chu harmless from any and all actual or threatened claims or legal actions from transferring the funds in the business account to Chase Bank in Bremerton, Oregon, and for any and all actions during her tenure as Assistant Secretary, unless such actions are based on gross negligence or intentional wrongdoing resulting in actual damages to the Company. Counsel for the Company is hereby authorized to negotiate an Indemnification and Hold Harmless Agreement with Ms. Chu consistent with these resolutions.

RESOLVED, that an electronic or facsimile signature to these consents constitutes an original signature for all intents and purposes.

RESOLVED, that all prior actions of the Board of Directors are ratified as being in the best interests of the Company.

RESOLVED, that Counsel for the Company is directed to take any and all necessary action in reporting these consent resolutions with the United States Securities and Exchange Commission.

Dated: July 19, 2017

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By: Cornelius Ee

Its: Chairman of the Board

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By: Khoo Mae Ling

Its: Director

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